Exhibit 10.2


Warsaw
March 27, 2002


Attention:
Security Exchange Commission


We received from Arthur Andersen Sp. z o.o. the following representation:
"We represent that audit of your financial statements was subject to our quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, that there was appropriate continuity of Andersen personnel working on the audit, availability of national office consultation, and availability of personnel at foreign affiliates of Andersen to conduct the relevant portions of the audit."


Management Board
Polska Telefonia Cyfrowa Sp. z o.o.
Al. Jerozolimskie 181
02-222 Warszawa